UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2012

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Information Officer

On March 16, 2012, Mr. Eric C. Dean resigned from his position as the Chief Information Officer of Liquidity Services, Inc. (the “Company”), effective as of April 1, 2012.

Mr. Timothy Madden will assume Mr. Dean’s day-to-day responsibilities with respect to oversight of the Company’s Application Development, Technology Architecture and Distributed Infrastructure.  Mr. Madden will report to the Office of the Chief Information Officer, which office will be occupied on an interim basis by the Company’s Chief Executive Officer, Mr. William P. Angrick, III, and to the Company’s executive leadership team.  This structure will enable the Company to remain focused on executing its current information technology product roadmap and infrastructure investment plans; and continue the efficient integration of existing and acquired businesses with the full participation and support of its executive leadership team.

Management, together with members of the Company’s information technology organization, will conduct a national search for an experienced Chief Information Officer with the expertise necessary to support the Company’s unique, technology-driven enterprise. In the interim, the Company will maintain its commitment to product advancement and investments in infrastructure, while continuing to support its ongoing business relationships and initiatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: March 20, 2012	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and Corporate Secretary